UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Jake Brown Road, Old Bridge, New Jersey	08857
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the Board of Directors of Blonder Tongue Laboratories, Inc. (the “Company”), acting on the recommendation of the Compensation Committee of the Board, determined to adjust the compensation of certain of the Company's executive officers for fiscal year 2022. The affected officers are (i) Edward R. Grauch, President and Chief Executive Officer, (ii) Eric Skolnik, Senior Vice President, Chief Financial Officer, (iii) Ronald V. Alterio, Senior Vice President-Engineering, Chief Technology Officer and (iv) Allen Horvath, Senior Vice President-Operations. The adjustments consist of (a) a 10% reduction in the $300,000 gross salary otherwise payable in 2022 to Mr. Grauch, (b) a 5% reduction in the $225,000 gross salary otherwise payable in 2022 to Mr. Skolnik, (c) a 8% reduction in the $250,000 gross salary otherwise payable in 2022 to Mr. Alterio and (d) a 5% reduction in the $200,000 gross salary otherwise payable in 2022 to Mr. Horvath.

The Company also has entered into Deferred Compensation Agreements with Messrs. Grauch, Skolnik, Alterio and Horvath, which Deferred Compensation Agreements provide for the deferral of certain compensation otherwise payable by the Company to each of them. Under the terms of the Deferred Compensation Agreements, (i) Mr. Grauch agreed to the deferral of 10% of the cash compensation to be earned by him during 2022, (ii), Mr. Skolnik agreed to the deferral of 6.43% of the cash compensation to be earned by him during 2022, (iii) Mr. Alterio agreed to the deferral of 6.52% of the cash compensation to be earned by him during 2022 and (iv) Mr. Horvath agreed to the deferral of 5.26% of the cash compensation to be earned by him during 2022.

As of each date on which compensation that would otherwise have been paid to the executive is deferred pursuant to a Deferred Compensation Agreement, the Company will accrue a number of shares of its common stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of the Company’s common stock (the “Accrued Shares”).

For purposes of calculating the number of Accrued Shares, “fair market value” will equal the official closing price on the NYSE American consolidated tape on the calculation date, or if that day in not a trading day on the trading day immediately preceding such day, as long as the Company’s common stock is listed on the NYSE American exchange. If the common stock is not traded on the NYSE American or other securities exchange, but are traded in the over-the-counter market, “fair market value” will equal the arithmetic mean of the bid and the asked prices for the common stock at the close of trading on that date, or if that day is not a trading day on the trading day immediately preceding such day.

On or before the first business day following the close of each of the first, second, third and fourth calendar quarters of 2023, the Company is obligated to deliver to each executive officer, or to his personal representative in the event of his earlier death, the number of Accrued Shares accumulated on its books and records pursuant to the relevant Deferred Compensation Agreement that are attributable to compensation suspended during the corresponding quarters of 2022.

The foregoing summary of the Deferred Compensation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Deferred Compensation Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Form of Deferred Compensation Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: December 14, 2021

2